Exhibit (c)(2)

Confidential

A Presentation to the Board of Directors of

TRANSPORT AMERICA

Regarding Project TWINS

October 26, 2005

Stephens Inc.
Investment Bankers

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Table of Contents

I. Executive Summary

II. Financial Overview and Trading History

III. Valuation Analyses

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Confidential

Recent Earnings Shortfalls Have Erased Share Price Improvements

TCAM Stock Price and Volume – 2 Year

$10.40
$10.00
$9.60
$9.20
$8.80
$8.40
$8.00
$7.60
$7.20
$6.80
$6.40
$6.00
$5.60
Share Price
350
300
250
200
150
100
50
0
Volume in Thousands
10/13/03
1/5/04
3/26/04
6/18/04
9/9/04
11/30/04
2/22/05
5/13/05
8/4/05
10/25/05
A
B
C
D
E
F
G
H
I

Earnings Announcements

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Confidential

TCAM Relative Stock Performance – 5 Year

5-Year CAGR
66.2%
6.0%
-2.6%
Indexed Prices
450
400
350
300
250
200
150
100
50
0
10/25/00
5/16/01
12/5/01
6/26/02
1/15/03
8/6/03
2/25/04
9/15/04
4/6/05
10/25/05
TCAM
S&P 500 Index
Truckload Composite

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Confidential

TCAM Trading Volume Analysis – 2 Year

(October 25, 2003 – October 25, 2005)

Distribution of Total Volume Traded
$9.51 - $10.00
0.1%
$9.01 - $9.50
4.2%
$8.51 - $9.00
11.8%
$8.01 - $8.50
12.2%
$7.51 - $8.00
19.6%
$7.01 - $7.50
33.1%
$6.51 - $7.00
13.5%
$6.00 - $6.50
5.4%
0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0%

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Confidential

TCAM Historical and Projected Financial Summary

(Dollars in Millions)

Operating Revenue

$400
$350
$300
$250
$200
$290.6
$274.6
$273.2
$256.9
$256.4
$252.6
$311.9
$347.4
$371.7
2000A
2001A
2002A
2003A
2004A
2005E
2006E
2007E
2008E

EBITDA

$70
$60
$50
$40
$30
$20
$45.7
$37.0
$31.3
$27.6
$30.4
$27.3
$41.2
$51.3
$58.2
2000A
2001A
2002A
2003A
2004A
2005E
2006E
2007E
2008E

EBIT

$30
$25
$20
$15
$10
$5
$-
$16.5
$7.0
$3.6
$2.5
$6.7
$5.2
$14.6
$20.4
$24.2
2000A
2001A
2002A
2003A
2004A
2005E
2006E
2007E
2008E

Net Income

$12
$10
$8
$6
$4
$2
$-
$(2)
$4.7
$(0.4)
$(0.8)
$(1.0)
$2.2
$1.6
$6.4
$9.1
$11.0
2000A
2001A
2002A
2003A
2004A
2005E
2006E
2007E
2008E

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Confidential

Valuation Summary

(Dollars in Millions, Except per Share)

Price Per Share
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
($2.00)
$2.83
$1.07
$0.95
$(0.61)
$3.92
$2.94
$1.73
$0.17
$4.17
$3.19
$4.61
$3.05
$11.40
$9.72
$10.40
$9.60
$10.02
$5.87
Offer Price
$ 10.00

	Comparable Company			Acquisition Multiple		DCF	LBO	Premium Analysis	Market Price
Data Metric:	LTM EBIT $5.9 9.0x - 11.0x	FY 2005 EBIT $5.2 8.0x - 10.0x	FY 2005 EPS $0.25 12.0x - 16.0x	FY 2005 EBIT $5.2 9.0x - 11.0x	FY 2005 EPS $0.25 13.0x - 17.0x	Perpetual Growth Rate 4.0% - 5.0% Discount Rate 12.0%	IRR 25.0% - 35.0%	Premium 20.0% - 30.0%	52 Week High / Low

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Confidential

Comparable Companies Analysis – Truckload

(Dollars in Millions, Except per Share)

Company Name	Price 10/25/05	% of 52 Wk. High	Market Cap	Enterprise Value	LTM Operating Ratio Including FSC	LTM Operating Ratio Excluding FSC	Enterprise Value / EBITDA LTM	Enterprise Value / EBITDA 2005E	Enterprise Value / EBITDA 2006E	Enterprise Value / EBIT LTM	Enterprise Value / EBIT 2005E	Enterprise Value / EBIT 2006E	P/E LTM	P/E 2005E	P/E 2006E
Celadon Group, Inc.	$ 23.50	95.8%	$ 245.1	$ 241.3	94.6%	94.1%	$ 38.3 6.3x	$ 45.4 5.3x	$ 50.1 4.6x	$ 23.4 10.3x	$ 29.1 8.3x	$ 33.8 7.1x	$ 1.23 19.1x	$ 1.56 15.0x	$ 1.85 12.7x
Covenant Transport	10.85	50.1%	152.0	226.1	97.0%	96.6%	$ 60.9 3.7x	$ 57.6 4.0x	$ 69.4 3.3x	$ 18.6 12.3x	$ 15.5 14.7x	$ 24.6 9.2x	$ 0.44 24.6x	$ 0.47 23.1x	$ 0.81 13.4x
Heartland Express	19.54	83.3%	1,408.6	1,152.1	80.7%	78.8%	$ 133.0 6.7x	$ 136.5 6.4x	$ 153.0 7.5x	$ 97.3 11.6x	$ 98.6 11.7x	$ 104.8 11.0x	$ 0.90 21.6x	$ 0.92 21.0x	$ 1.04 16.6x
J.B. Hunt Transport Services	19.40	77.8%	3,258.7	3,325.7	88.5%	87.4%	$ 514.4 6.5x	$ 521.4 6.4x	$ 566.3 5.9x	$ 355.4 9.6x	$ 359.0 9.3x	$ 395.3 8.4x	$ 1.09 17.8x	$ 1.32 14.6x	$ 1.56 12.5x
Knight Transportation	26.38	91.0%	1,537.9	1,511.0	81.8%	79.7%	$ 146.4 10.3x	$ 151.1 10.0x	$ 209.1 7.2x	$ 96.1 15.7x	$ 98.5 15.3x	$ 142.1 10.6x	$ 1.00 26.3x	$ 1.03 25.6x	$ 1.47 17.9x
Marten Transport	26.10	97.9%	383.9	418.9	90.6%	89.5%	$ 77.6 5.4x	$ 78.3 5.3x	$ 88.1 4.6x	$ 41.3 10.2x	$ 40.6 10.3x	$ 45.8 9.1x	$ 1.69 15.5x	$ 1.65 15.8x	$ 1.88 13.9x
P.A.M. Transportation Services	13.90	73.7%	173.6	193.2	98.9%	98.5%	$ 50.9 3.8x	$ 53.6 3.6x	$ 58.6 3.3x	$ 20.7 9.5x	$ 22.4 8.7x	$ 25.1 7.8x	$ 1.03 13.5x	$ 1.13 14.1x	$ 1.30 12.2x
Swift Transportation	18.01	68.8%	1,332.9	1,929.9	93.9%	93.2%	$ 393.4 4.9x	$ 396.0 4.8x	$ 452.6 4.3x	$ 190.7 10.1x	$ 193.1 10.0x	$ 236.6 8.1x	$ 1.42 12.7x	$ 1.34 13.4x	$ 1.70 10.6x
U.S. Xpress Enterprises	11.60	53.7%	189.5	317.0	97.4%	97.2%	$ 76.7 4.1x	$ 61.6 5.1x	$ 86.2 3.7x	$ 29.4 10.6x	$ 14.4 22.0x	$ 31.9 9.9x	$ 0.76 15.3x	$ 0.47 24.7x	$ 0.97 12.0x
USA Truck	21.08	70.5%	202.6	347.8	92.4%	91.3%	$ 72.0 4.8x	$ 75.5 4.6x	$ 90.9 3.8x	$ 31.8 10.9x	$ 33.4 10.4x	$ 42.7 8.1x	$ 1.47 14.4x	$ 1.51 14.0x	$ 1.90 11.1x
Werner Enterprises	17.48	75.0%	1,422.0	1,401.6	91.7%	90.7%	$ 316.6 4.4x	$ 317.6 4.4x	$ 337.7 4.2x	$ 158.1 8.9x	$ 154.5 9.1x	$ 164.7 8.5x	$ 1.18 14.7x	$ 1.15 15.1x	$ 1.24 14.0x
Maximum					97.4%	97.2%	10.3x	10.0x	7.5x	15.7x	22.0x	11.0x	26.3x	25.6x	18.6x
Minimum					80.7%	78.8%	3.7	3.6	3.3	8.9	8.3	7.1	12.7	13.4	10.6
Median					92.4%	91.3%	4.9x	5.1x	4.3x	10.3x	10.3x	8.5x	15.5x	15.1x	12.7x
Mean					91.1%	90.2%	5.7	5.6	4.6	10.9	11.6	8.9	17.9	17.9	13.5
Mean (Excl. Min & Max)					91.6%	90.7%	5.4	5.4	4.7	10.6	11.1	8.9	17.6	17.5	13.3
Median (Excl. CVTI, HTLD, KNX, & XPRSA)					92.4%	91.3%	4.9x	4.8x	4.3x	10.1x	9.3x	8.1x	15.5x	14.8x	12.5x
Mean (Excl. CVTI, HTLD, KNX, & XPRSA)					92.2%	91.4%	5.2	4.9	4.4	9.9	9.4	8.2	15.7	14.6	12.4

Management Case (a)

TCAM at Market Price	$ 6.00	79.8%	$ 53.5	$ 99.1	97.7%	N/A	$ 29.0 3.4x	$ 27.3 3.6x	$ 41.2 2.4x	$ 5.9 16.9x	$ 5.2 19.1x	$ 14.8 6.7x	$ 0.29 27.4x	$ 0.25 32.7x	$ 0.96 6.2x
TCAM at Offer Price	10.00	99.8%	66.0	113.7	97.7%	N/A	$ 29.0 3.9x	$ 27.3 4.2x	$ 41.2 2.8x	$ 5.9 19.4x	$ 5.2 21.9x	$ 14.8 7.7x	$ 0.29 34.2x	$ 0.25 40.6x	$ 0.96 10.2x

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Confidential

Comparable Transaction Analysis

(Dollars in Millions)

Effective Date	Target	Acquirer	Transaction Value	Total Transaction Value	LTM Revenue	LTM EBITDA	LTM EBIT	LTM Net Income	Multiples Revenue	Multiples EBITDA	Multiples EBIT	Multiples Net Income
8/5/05	Overnite Corp. Provides regional LTL services	United Parcel Service, Inc. Package delivery, logistics, SCM	$ 1,222.2	$ 1,267.0	$1,606.9	$ 173.0	$ 115.0	$ 67.2	0.8x	7.3x	11.0x	18.2x
5/25/05	USF Corporation Regional LTL, supply chain mgt	Yellow Roadway Corporation National LTL services	1,371.1	1,470.5	2,594.6	216.4	112.1	55.8	0.6x	6.8x	13.1x	24.6x
9/13/04	Boyd Bros. Transportation Inc. Flatbed truckload carrier	BBT Acquisition Corporation Investors and Management	27.4	55.5	139.6	13.4	3.0	1.0	0.4x	4.1x	18.1x	27.0x
2/16/04	Clark Bros. Transfer, Inc. Provides LTL services	SCS Transportation, Inc. Provides LTL services	24.5	30.5	66.0	5.0	4.0	N/A	0.5x	6.1x	7.6x	N/A
12/11/03	Roadway Corporation Provides LTL services	Yellow Corporation Provides LTL services	965.5	1,121.9	3,165.9	183.5	108.5	46.4	0.4x	6.1x	10.5x	20.8x
7/2/03	Merit Distribution Services Long-haul refrig. carrier	Swift Transportation Provides TL services	78.0	78.0	140.0	10.4	2.0	8.4	0.5x	7.8x	9.0x	N/A
2/28/03	Landair Corporation Provides TL services	Management	98.2	101.5	102.5	18.5	9.0	5.9	1.0x	5.5x	11.2x	16.5x
1/23/03	Arnold Transportation Services Provides TL services	Jefferies Capital Partners Private equity firm	55.0	55.0	171.0	22.2	6.1	3.8	0.3x	2.5x	9.0x	14.5x
2/13/02	Motor Cargo Industries Provides LTL services	Overnite Transportation Co Provides LTL services	81.3	76.7	138.6	19.6	10.8	6.8	0.6x	3.9x	7.1x	11.9x
12/3/01	Arnold Industries Provides TL & LTL services	Roadway Corporation Provides LTL services	478.0	430.1	398.8	68.0	42.0	29.2	1.1x	6.3x	10.2x	16.4x
6/29/01	M.S. Carriers Provides TL services	Swift Transportation Co Inc Provides TL services	392.2	639.8	712.6	107.8	38.8	12.8	0.9x	5.9x	16.5x	30.7x
4/30/01	Kenan Transport Company Petroleum and chemical trucking	Advantage Management Group Petroleum-transport company	87.2	89.2	157.6	21.2	12.3	8.9	0.6x	4.2x	10.0x	16.4x
2/12/01	American Freightways Provides LTL services	FedEx Provides global delivery services	946.4	1,208.4	1,352.6	189.5	126.9	66.3	0.9x	6.4x	9.5x	14.3x
7/20/00	KLLM Transport Services, Inc Provides TL services	High Road Acquisition Group Investment company	38.0	80.0	236.9	20.1	1.3	(1.3)	0.3x	4.0x	N/M	N/M
	Minimum								0.3x	2.5x	7.1x	11.9x
	Maximum								1.1	7.3	18.1	30.7
	Mean								0.6x	5.5x	11.0x	19.2x
	Median								0.6	6.0	10.2	16.5
	Mean (Excluding Min and Max)								0.7	6.1	11.6	21.1
	TCAM at $10.00 per Share Offer Price		$ 68.0	$ 113.7	$ 253.9	$ 29.0	$ 5.9	$ 1.9	0.4x	3.9x	19.4x	34.2x

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Confidential

A Presentation to the Board of Directors of

[LOGO]

Regarding Project TWINS

October 26, 2005

[LOGO]

Disclaimer

The historical financial information contained in this presentation has been obtained from Transport Corp. of America Inc. (“TCAM” or the “Company”), and public SEC filings; and has not been independently verified.  The projections contained in this presentation regarding the future financial performance of TCAM are based upon forecasts provided by TCAM.  Stephens Inc. has relied upon the accuracy of such historical financial information and projected financial results in preparing this presentation.  Any inaccuracies in such historical financial information or projected financial results may change the conclusions expressed in this presentation.  Stephens Inc. assumes no responsibility for any such inaccuracies in the historical financial information or projected financial results used in this presentation.  This presentation has been prepared as of October 26, 2005 and reflects only information made available to us prior to such date.  It does not include information regarding all of the assessments made by Stephens Inc. in arriving at its conclusions.  This presentation has been prepared solely for the use of the Board of Directors of TCAM.  It is confidential and may not be disclosed or provided to any third parties without the written permission of Stephens Inc.

[LOGO]

Table of Contents

I.	Executive Summary

II.	Financial Overview and Trading History

III.	Valuation Analyses

I.      Executive Summary

Key Transaction Terms

Transaction	• Goldner Hawn Johnson & Morrison Inc. (“GHJM”) is to acquire 100% of the fully-diluted stock of TCAM for $10.00 per share in an all cash merger transaction.
• Management is offered an opportunity to participate in the transaction.

Valuation	This transaction represents:
• An equity value of $68.0 million and an enterprise value of $113.7 million.
• A premium of 25.0% and 28.3% over the most recent and 30 day average closing share price.
• 40.8x 2005E EPS and 21.9x 2005E EBIT.

Consideration /	• All cash financed by GHJM’s Marathon Fund and Wells Fargo and/or LaSalle.
Financing	• GHJM has obtained financing commitments for the debt portion of the transaction.

Approvals /	• TCAM shareholder approval.
Conditions	• HSR and other customary closing conditions.

Deal Protection	• Termination fee of $2 million plus expenses of up to $1 million (in total 4.4% of equity value).
• TCAM subject to standard non-solicitation provision with fiduciary out.

Timing	• Expected closing January 2006.

Transaction Valuation

(Dollars in Millions, Except per Share)

		Current 10/25/05		Offer Price
Price Per Share		$8.00		$10.00

% Change / Implied Premium:
1 Day Prior	$8.21			21.8%
30 Day Average	7.80			28.3%
90 Day Average	7.26			37.8%
52 Week High (1/13/05)	10.02			-0.2%
52 Week Low (5/12/05)	5.87			70.4%

Market Capitalization		$53.5		$68.0
Plus: Net Debt (9/30/05)		45.6		45.6
Enterprise Value		$99.1		$113.7

Valuation Multiples

2005E EBIT		19.1	x	21.9	x
2006E EBIT		6.7		7.7

2005E EPS		32.7	x	40.8	x
2006E EPS		8.2		10.2

Equity Book Value as of (9/30/05)		0.9	x	1.2	x

Note: Projections per TCAM management. 2005 projections were developed on 10/13/05 and include actual YTD performance through 9/30/05. 2006 projections were developed prior to release of second quarter financials.

Process History

•                   June 2005 – Stephens is engaged by the Board of Directors (“BOD”) to assist the Company in analyzing strategic alternatives.

•                   June and July 2005 – Stephens presented to the BOD regarding multiple strategic alternatives — BOD instructs Stephens to examine several potential alternatives, including contacting potential acquirers of the business.  The Company prepares information to supplement its publicly disseminated information (additional information).

•                   July 2005 – Stephens contacts 37 potential buyers, 12 of which request additional information.

•                   August 2005 – Stephens received several bids including one from GHJM.

•                  GHJM submits an indication at $10.00 per share.

•                  GHJM invited to management presentation and allowed access to “data room” materials.

•                   Early September 2005 – GHJM submits letter of intent and mark-up of definitive agreement — valuation remains at $10.00 per share.

•                   September and October 2005 – TCAM negotiates an LOI with GHJM, granting a short exclusivity period until October 11th and extended to October 14th.

II.    Financial Overview and Trading History

TCAM’s Current Situation

•                  TCAM’s operating and financial performance has lagged the broader truckload industry

•                  The issue of unseated tractors has slowed income statement improvements.

•                  Erratic quarter-to-quarter performance.

•                  TCAM has had difficulty fully-capitalizing on the strong freight environment.

•                  Stock Price Performance has under-performed relative to industry

•                  Balance Sheet

•                  High leverage ratios compared to other carriers.

•                  Driver Crisis

•                  Declining driver base causing reverse operating leverage.

•                  Seated tractors have declined from 1,908 in 2001 to less than 1,300 currently.

•                  Although driver turnover is low relative to competitors, TCAM has experienced less success in maintaining and growing driver base relative to publicly-traded competitors.

•                  Micro-cap Public Company Lacking “Sponsorship”

•                  TCAM is bearing the cost, but is not receiving the benefits of public company status — access to capital, currency for acquisitions, etc.

•                  No research coverage from top tier transportation analysts.

•                  Trading volume at low end of the range of TLs.

Comparative Financial Performance

Operating Ratio

[CHART]

	Operating Ratio
Company	2001	2002	2003	2004	LTM

CLDN	98.6%	96.9%	96.5%	95.8%	94.6%
CVTI	97.2%	95.0%	95.2%	94.5%	97.0%
HTLD	82.1%	81.8%	81.0%	79.5%	80.7%
JBHT	97.3%	95.6%	92.4%	89.0%	88.3%
KNX	84.2%	83.4%	82.5%	82.1%	81.8%
MRTN	94.7%	96.0%	93.9%	91.8%	90.6%
PTSI	90.2%	88.8%	93.0%	94.1%	93.9%
SWFT	95.9%	94.4%	94.1%	93.6%	93.9%
USAK	97.4%	96.6%	96.6%	94.8%	92.4%
WERN	93.8%	92.6%	91.9%	91.6%	91.7%
XPRSA	98.3%	97.6%	97.4%	96.4%	97.4%
Average	93.6%	92.6%	92.2%	91.2%	91.1%

TCAM	97.5%	98.6%	99.0%	97.4%	97.7%

Return on Invested Capital (a)

[CHART]

	Return on Invested Capital
Company	2001	2002	2003	2004	LTM

CLDN	1.7%	3.9%	5.3%	8.6%	13.4%
CVTI	2.7%	5.4%	5.5%	6.8%	3.8%
HTLD	35.6%	30.4%	28.7%	32.4%	32.3%
JBHT	3.4%	5.9%	10.7%	16.9%	18.7%
KNX	12.5%	13.5%	14.9%	16.1%	16.6%
MRTN	5.4%	3.8%	6.3%	8.2%	9.4%
PTSI	8.7%	10.5%	6.3%	5.4%	5.4%
SWFT	3.8%	5.0%	5.6%	6.6%	6.6%
USAK	2.1%	3.2%	3.4%	5.0%	7.6%
WERN	6.1%	7.2%	8.0%	9.2%	9.3%
XPRSA	2.4%	3.3%	3.9%	5.7%	4.1%
Average	7.7%	8.4%	9.0%	11.0%	11.6%

TCAM	1.9%	1.3%	1.0%	3.0%	2.7%

(a) Defined as net operating profit after tax divided by average invested capital.

Recent Earnings Shortfalls Have Erased Share Price Improvements

TCAM Stock Price and Volume – 2 Year

Current Market Price as of 10/25/05	$8.00
2 Year High (1/13/05)	10.02
2 Year Low (5/12/05)	5.87
Average Daily Volume (000s)	11.5
Average Daily Volume - Last 30 Days (000s)	6.9

[CHART]

Earnings Announcements

	A	B	C	D	E	F	G	H	I
	3Q03	4Q03	1Q04	2Q04	3Q04	4Q04	1Q05	2Q05	3Q05
Date Announced	10/16/03	2/10/04	4/15/04	7/27/04	10/27/04	2/8/05	4/26/05	7/26/05	10/25/05
Operating Revenues	$64.1	$62.1	$62.1	$65.2	$65.7	$65.3	$61.4	$62.8	$64.4
Net Income	0.3	0.2	0.1	0.9	0.0	1.1	0.1	0.5	0.2
EPS	$0.03	$0.02	$0.01	$0.13	$0.01	$0.17	$0.01	$0.08	$0.03
Operating Ratio	97.5%	98.1%	98.5%	96.5%	98.8%	96.0%	98.7%	97.5%	98.5%

TCAM Has Underperformed The Industry Over A Long Time Frame

TCAM Relative Stock Performance – 5 Year

[CHART]

Composite includes: CLDN, CVTI, HTLD, JBHT, KNX, MRTN, PTSI, SWFT, XPRSA, USAK and WERN.

TCAM Trading Volume Analysis – 2 Year

(October 25, 2003 – October 25, 2005)

Price Range	# of Days Traded	Average Volume	Total Volume	Shares Traded at or Below Range

$9.51 - $10.00	1	5,300	5,300	100.0%

$9.01 - $9.50	18	13,769	247,846	99.9%

$8.51 - $9.00	50	13,902	695,117	95.7%

$8.01 - $8.50	43	16,696	717,941	83.9%

$7.51 - $8.00	136	8,468	1,151,584	71.6%

$7.01 - $7.50	157	12,363	1,940,983	52.0%

$6.51 - $7.00	74	10,737	794,524	19.0%

$6.00 - $6.50	26	12,262	318,814	5.4%

Total	505	11,628	5,872,109

Weighted Average Price			$7.65

Current Price		10/25/05	$8.00

Distribution of Total Volume Traded

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TCAM Ownership Profile

	Shares Owned	As a % of Total Shares Out.	Options Outstanding	Total Shares & Equivalents	As a % of Fully Diluted Shares Out.
Institutional Holders (a)
Rutabaga Capital Management LLC	1,033,463	15.7%	The Top 5	1,033,463	14.2%
Wasatch Advisors, Inc.	926,686	14.1%	Institutional	926,686	12.8%
Central Securities Corp.	531,557	8.1%	Shareholders have	531,557	7.3%
Huntington Partners LP (Samuel Ellis)	364,116	5.5%	48.9% of the shares	364,116	5.0%
T. Rowe Price Associates, Inc.	351,800	5.4%	outstanding.	351,800	4.8%
Advisory Research, Inc.	247,286	3.8%		247,286	3.4%
Perritt Capital Management, Inc.	198,300	3.0%		198,300	2.7%
Fifth Third Asset Management	142,000	2.2%		142,000	2.0%
Keane Capital Management, Inc.	116,837	1.8%		116,837	1.6%
Dimensional Fund Advisors, Inc.	107,195	1.6%		107,195	1.5%
LSV Asset Management	65,500	1.0%		65,500	0.9%
Lehman Brothers, Inc.	56,000	0.9%		56,000	0.8%
All Others as a Group	224,692	3.4%		224,692	3.1%
Total Institutional Holders	4,365,432	66.5%		4,365,432	60.1%

Estimated Individual Float	1,992,039	30.4%		1,992,039	27.4%

Public Float	6,357,471	96.9%		6,357,471	87.5%

Corporate Insiders and Beneficial Owners (b)
Paxton, Michael J. - Chairman, CEO and President	15,680	0.2%	310,000	325,680	4.5%
Klein, Keith R. - CFO, CIO	9,248	0.1%	104,296	113,544	1.6%
Roering, Kenneth J. - Director	83,900	1.3%	20,000	103,900	1.4%
Johnson, Larry E. - VP Marketing	26,820	0.4%	34,065	60,885	0.8%
Christianson, Tony J. - Director	34,292	0.5%	24,000	58,292	0.8%
Slattery, William D. - Director	24,000	0.4%	20,000	44,000	0.6%
Coyan, Craig A. - VP Sales and Marketing	—	0.0%	43,809	43,809	0.6%
Kipp, Ronald C. - VP Operations	1,000	0.0%	41,585	42,585	0.6%
Osborne, Charles M. - Director	10,000	0.2%	8,000	18,000	0.2%
Murnane, William P. - Director	—	0.0%	16,000	16,000	0.2%
Farra, Peggy C.	475	0.0%	15,000	15,475	0.2%
McBurney, Thomas R. - Director	—	0.0%	8,000	8,000	0.1%
Other Options	—	0.0%	55,750	55,750	0.8%
Total Corporate Insiders	205,415	3.1%	700,505	905,920	12.5%

Total Shares Outstanding (c)	6,562,886	100.0%		6,562,886	90.4%
Total Options Outstanding (d)				700,505	9.6%

Total Fully Diluted Shares Outstanding				7,263,391	100.0%

(a) Source: Fact Set, 10/19/05.

(b) Source: Company Proxy dated 4/19/05, Form 4 Filings and Option Schedule from the Company.

(c) As of 7/22/05 from Company 10-Q dated 6/30/05.

(d) Source: Company 10-K dated 12/31/05.

TCAM Historical and Projected Financial Summary

(Dollars in Millions, Except per Share)

	Historical Fiscal Year Ended December 31,					LTM	Management Projections for Fiscal Year Ending December 31, (a)
	2000A	2001A	2002A	2003A	2004A	9/30/05	2005E	2006E	2007E	2008E
Income Statement
Operating Revenues	$290.6	$274.6	$273.2	$258.9	$258.4	$253.9	$252.8	$311.9	$347.4	$371.7

EBITDA	45.7	37.0	31.3	27.6	30.4	29.0	27.3	41.2	51.3	58.2

EBIT	16.5	7.0	3.8	2.5	6.7	5.9	5.2	14.8	20.4	24.2

Net Income	4.7	(0.4)	(0.8)	(1.0)	2.2	1.9	1.6	6.4	9.1	11.0

EPS	$0.46	$(0.05)	$(0.11)	$(0.15)	$0.31	$0.29	$0.25	$0.98	$1.39	$1.67
Balance Sheet
Cash and Cash Equivalents	$0.2	$1.1	$0.1	$2.3	$3.7	$3.9	$1.0	$2.4	$2.9	$2.7
Trade Account Receivables	31.3	26.9	28.4	25.0	24.6	25.0	24.5	30.1	33.4	35.7
Property & Equipment, Net	191.0	169.0	140.5	124.5	119.8	121.8	127.1	163.6	175.1	183.9
Other Assets	34.1	34.5	12.9	13.4	13.0	12.2	13.0	15.2	16.6	17.6
Total Assets	$256.7	$231.4	$181.9	$165.3	$161.1	$162.9	$165.7	$211.3	$227.9	$239.9

Long Term Debt	$87.3	$65.2	$46.5	$37.8	$36.3	$41.1	$43.6	$78.3	$81.6	$79.4
Capital Leases	31.3	27.3	23.0	17.1	12.8	7.1	2.6	—	—	—
Other Liabilities	57.4	58.5	52.2	51.6	55.7	57.6	61.1	68.2	72.4	75.6
Stockholders’ Equity	80.7	80.4	60.2	58.7	56.3	57.1	58.4	64.8	73.9	84.9
Total Liabilities & Stockholders’ Equity	$256.7	$231.4	$181.9	$165.3	$161.1	$162.9	$165.7	$211.3	$227.9	$239.9

Capital Expenditures	$5.7	$7.1	$7.6	$11.3	$19.0	$23.6	$30.1	$62.9	$42.3	$42.8

(a) Projections per TCAM management. 2005 projections were developed on 10/13/05 and include actual YTD performance through 9/30/05. 2006 projections were developed prior to release of second quarter financials.

TCAM Historical and Projected Financial Summary

(Dollars in Millions)

Operating Revenue	EBITDA

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EBIT	Net Income

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III.   Valuation Analyses

Valuation Methodology

Stephens reviewed and considered the following methodologies in valuing TCAM:

•                  Comparable Company Analysis: Examined the trading multiples of selected publicly traded comparable companies offering services similar to TCAM.  This analysis considered the trading multiples of the truckload industry, adjusting the multiples to reflect the relative size, profitability and growth of TCAM.

•                  Comparable Transaction Analysis: Reviewed historical multiples paid in acquisitions of businesses similar to TCAM over the past five years. This analysis utilized the relevant transaction multiples of EBIT and EPS and applied them to TCAM’s projected values for 2005 to estimate an implied per share value for TCAM in a change of control transaction.

•                  Discounted Cash Flow Analysis: Derived a valuation from the present value of the free cash flows projected for TCAM over the next five years and a terminal value based on an estimated perpetual growth rate.  The discount rate for this analysis was based on the calculated weighted average cost of capital for TCAM based on available public information and adjusted for size.

•                  Leverage Buyout Analysis: Utilized TCAM projections for the next five years, estimated current debt capacity, utilized expected private equity returns, and assumed an exit EBIT multiple of 10.0x to derive a current valuation range.

•                  Premiums Analysis: Analyzed premiums paid for year-to-date transactions that ranged in size from $50 million to $500 million. Applied an applicable range of premiums from the analysis to TCAM’s current share to estimate an implied per share value in a change of control transaction.

Valuation Summary

(Dollars in Millions, Except per Share)

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	Comparable Company			Acquisition Multiple		DCF	LBO	Premium Analysis	Market Price
	LTM EBIT	FY 2005 EBIT	FY 2005 EPS	FY 2005 EBIT	FY 2005 EPS	Perpetual Growth Rate 4.0% - 5.0%	IRR	Premium	52 Week
Data:	$5.9	$5.2	$0.25	$5.2	$0.25	Discount Rate	25.0% - 35.0%	20.0% - 30.0%	High / Low
Metric:	9.0x - 11.0x	8.0x - 10.0x	12.0x - 16.0x	9.0x - 11.0x	13.0x - 17.0x	12.0%

Note: 2005 Projections developed by management on 10/13/05 and include actual YTD performance through 9/30/05.

The DCF and LBO valuation analyses utilize projections developed by management prior to the second quarter release.

Comparable Companies Analysis – Truckload

(Dollars in Millions, Except per Share)

					LTM Operating Ratio		Enterprise Value /
	Price	% of 52	Market	Enterprise	Including	Excluding	EBITDA			EBIT			P/E
Company Name	10/25/05	Wk. High	Cap.	Value	FSC	FSC	LTM	2005E	2006E	LTM	2005E	2006E	LTM	2005E	2006E

Celadon Group, Inc.	$23.50	95.8%	$245.1	$241.3	94.6%	94.1%	$38.3		$45.4		$50.1		$23.4		$29.1		$33.8		$1.23		$1.56		$1.85
							6.3x		5.3x		4.8x		10.3x		8.3x		7.1x		19.1x		15.0x		12.7x
Covenant Transport	10.85	50.1%	152.0	228.1	97.0%	96.6%	$60.9		$57.6		$69.4		$18.6		$15.5		$24.8		$0.44		$0.47		$0.81
							3.7x		4.0x		3.3x		12.3x		14.7x		9.2x		24.4x		23.1x		13.4x
Heartland Express	19.34	83.3%	1,428.6	1,152.1	80.7%	78.8%	$133.0		$136.5		$153.0		$97.3		$98.6		$104.8		$0.90		$0.92		$1.04
							8.7x		8.4x		7.5x		11.8x		11.7x		11.0x		21.6x		21.0x		18.6x
J.B. Hunt Transport Services	19.46	77.8%	3,253.7	3,325.7	88.3%	87.4%	$514.4		$521.4		$568.3		$355.4		$359.0		$395.3		$1.09		$1.32		$1.56
							6.5x		6.4x		5.9x		9.4x		9.3x		8.4x		17.8x		14.8x		12.5x
Knight Transportation	26.38	91.0%	1,537.9	1,511.0	81.8%	79.7%	$146.4		$151.1		$209.1		$96.1		$98.5		$142.1		$1.00		$1.03		$1.47
							10.3x		10.0x		7.2x		15.7x		15.3x		10.6x		26.3x		25.6x		17.9x
Marten Transport	26.10	97.9%	383.9	418.9	90.6%	89.5%	$77.6		$78.3		$88.1		$41.3		$40.8		$45.8		$1.69		$1.65		$1.88
							5.4x		5.3x		4.8x		10.2x		10.3x		9.1x		15.5x		15.8x		13.9x
P.A.M. Transportation Services	15.90	75.7%	173.6	195.2	93.9%	93.5%	$50.9		$53.6		$58.8		$20.7		$22.4		$25.1		$1.03		$1.13		$1.30
							3.8x		3.6x		3.3x		9.5x		8.7x		7.8x		15.5x		14.1x		12.2x
Swift Transportation	18.01	68.8%	1,332.9	1,929.9	93.9%	93.2%	$393.4		$398.0		$452.8		$190.7		$193.1		$236.8		$1.42		$1.34		$1.70
							4.9x		4.8x		4.3x		10.1x		10.0x		8.1x		12.7x		13.4x		10.6x
U.S. Xpress Enterprises	11.60	33.7%	189.5	317.0	97.4%	97.2%	$76.7		$61.8		$86.2		$29.4		$14.4		$31.9		$0.76		$0.47		$0.97
							4.1x		5.1x		3.7x		10.8x		22.0x		9.9x		15.3x		24.7x		12.0x
USA Truck	21.08	70.5%	202.6	347.8	92.4%	91.3%	$72.0		$75.5		$90.9		$31.8		$33.4		$42.7		$1.47		$1.51		$1.90
							4.8x		4.6x		3.8x		10.9x		10.4x		8.1x		14.4x		14.0x		11.1x
Werner Enterprises	17.44	75.0%	1,422.0	1,401.6	91.7%	90.7%	$316.8		$317.8		$337.7		$158.1		$154.5		$164.7		$1.18		$1.15		$1.24
							4.4x		4.4x		4.2x		8.9x		9.1x		8.5x		14.7x		15.1x		14.0x

	Maximum				97.4%	97.2%	10.3x		10.0x		7.5x		15.7x		22.0x		11.0x		26.3x		25.6x		18.6x
	Minimum				80.7%	78.8%	3.7		3.6		3.3		8.9		8.3		7.1		12.7		13.4		10.6
	Median				92.4%	91.3%	4.9x		5.1x		4.3x		10.3x		10.3x		8.5x		15.5x		15.1x		12.7x
	Mean				91.1%	90.2%	5.7		5.6		4.8		10.9		11.8		8.9		17.9		17.9		13.5
	Mean (Excl. Min & Max)				91.6%	90.7%	5.4		5.4		4.7		10.6		11.1		8.9		17.6		17.5		13.3

	Median (Excl. CVTI, HTLD, KNX, & XPRSA)				92.4%	91.3%	4.9x		4.8x		4.3x		10.1x		9.3x		8.1x		15.5x		14.8x		12.5x
	Mean (Excl. CVTI, HTLD, KNX, & XPRSA)				92.2%	91.4%	5.2		4.9		4.4		9.9		9.4		8.2		15.7		14.6		12.4

Management Case: (a)

TCAM at Market Price	$8.00	79.8%	$53.5	$99.1	97.7%	N/A	$29.0		$27.3		$41.2		$5.9		$5.2		$14.8		$0.29		$0.25		$0.98
							3.4	x	3.6	x	2.4	x	16.9	x	19.1	x	6.7	x	27.4	x	32.7	x	8.2	x
TCAM at Offer Price	10.00	99.8%	68.0	113.7	97.7%	N/A	$29.0		$27.3		$41.2		$5.9		$5.2		$14.8		$0.29		$0.25		$0.98
							3.9	x	4.2	x	2.8	x	19.4	x	21.9	x	7.7	x	34.2	x	40.8	x	10.2	x

(a) Projections per TCAM management. 2005 projections were developed on 10/13/05 and include actual YTD performance through 9/30/05. 2006 projections were developed prior to release of second quarter financials.

Comparable Transaction Analysis

(Dollars in Millions)

				Total	LTM				Multiples
Effective			Transaction	Transaction				Net				Net
Date	Target	Acquiror	Value	Value	Revenue	EBITDA	EBIT	Income	Revenue	EBITDA	EBIT	Income

8/5/05	Overnite Corp.	United Parcel Service, Inc.	$1,222.2	$1,267.0	$1,686.9	$173.0	$115.0	$67.2	0.8x	7.3x	11.0x	18.2x
	Provides regional LTL services	Package delivery, logistics, SCM
5/25/05	USF Corporation Regional LTL, supply chain mgt.	Yellow Roadway Corporation National LTL services	1,371.1	1,470.3	2,394.6	216.4	112.1	55.8	0.6x	6.8x	13.1x	24.6x
9/13/04	Boyd Bros. Transportation Inc. Flatbed truckload carrier	BBT Acquisition Corporation Investors and Management	27.4	55.3	139.6	13.4	3.0	1.0	0.4x	4.1x	18.1x	27.0x
2/16/04	Clark Bros. Transfer, Inc. Provides LTL services	SCS Transportation, Inc. Provides LTL services	24.5	30.5	66.0	5.0	4.0	N/A	0.5x	6.1x	7.6x	N/A
12/11/03	Roadway Corporation Provides LTL services	Yellow Corporation Provides LTL services	965.5	1,121.9	3,165.9	183.5	108.5	46.4	0.4x	6.1x	10.3x	20.8x
7/2/03	Merit Distribution Services Long-haul refrig. carrier	Swift Transportation Provides TL services	76.0	76.0	140.0	10.4	2.0	8.4	0.5x	7.3x	9.0x	N/A
2/28/03	Landair Corporation Provides TL services	Management	98.2	101.5	102.5	18.5	9.0	5.9	1.0x	5.5x	11.2x	16.5x
1/23/03	Arnold Transportation Services Provides TL services	Jefferies Capital Partners Private equity firm	55.0	55.0	171.0	22.2	6.1	3.8	0.3x	2.5x	9.0x	14.5x
2/15/02	Motor Cargo Industries Provides LTL services	Overnite Transportation Co Provides LTL services	81.3	76.7	138.6	19.6	10.8	6.8	0.6x	3.9x	7.1x	11.9x
12/3/01	Arnold Industries	Roadway Corporation	478.0	430.1	393.8	68.0	42.0	29.2	1.1x	6.3x	10.2x	16.4x
	Provides TL & LTL services	Provides LTL services
6/29/01	M.S. Carriers	Swift Transportation Co Inc	392.2	639.8	712.6	107.8	38.8	12.8	0.9x	5.9x	16.5x	30.7x
	Provides TL services	Provides TL services
4/30/01	Kenan Transport Company	Advantage Management Group	87.2	89.2	157.6	21.2	12.3	8.9	0.6x	4.2x	10.0x	16.4x
	Petroleum and chemical trucking	Petroleum-transport company
2/12/01	American Freightways	FedEx	946.4	1,208.4	1,352.6	189.3	126.9	66.3	0.9x	6.4x	9.5x	14.3x
	Provides LTL services	Provides global delivery services
7/20/00	KLLM Transport Services, Inc.	High Road Acquisition Group	33.0	80.0	236.9	20.1	1.3	(1.3)	0.3x	4.0x	N/M	N/M
	Provides TL services	Investment company
						Minimum			0.3x	2.5x	7.1x	11.9x
						Maximum			1.1	7.3	18.1	30.7
						Mean			0.6x	5.5x	11.0x	19.2x
						Median			0.6	6.0	10.2	16.5
						Mean (Excluding Min and Max)			0.7	6.1	11.8	21.1
TCAM at $10.00 per Share Offer Price			$68.0	$113.7	$253.9	$29.0	$5.9	$1.9	0.4x	3.9x	19.4x	34.2x

Discounted Cash Flow Analysis

(Dollars In Millions, Except per Share)

	For the Projected Fiscal Year Ended December 31,
	2006	2007	2008	2009	2010

EBITDA	$41.2	$51.3	$58.2	$62.7	$66.6
Less: Depreciation and Amortization	(26.4)	(30.8)	(34.0)	(37.5)	(40.5)
EBIT	14.8	20.4	24.2	25.2	26.2
Less: Taxes @ 40.0%	(5.9)	(8.2)	(9.7)	(10.1)	(10.5)
Net Income Unlevered	8.9	12.3	14.5	15.1	15.7
Plus: Depreciation and Amortization	26.4	30.8	34.0	37.5	40.5
Less: Capital Expenditures	(62.9)	(42.3)	(42.8)	(43.6)	(44.5)
Less: Changes in Net Working Capital	(0.6)	(0.5)	(0.1)	(0.6)	(1.7)

Unlevered Free Cash Flow	$(28.3)	$0.3	$5.6	$8.4	$9.9

			2010 EBIT		Assuming Discount Rates of:
Discounted to 12/31/05			Multiple (a)		11.0%	12.0%	13.0%

Present Value of Cash Flow					$(9.7)	$(10.1)	$(10.4)

Terminal Growth Rate		3.0%	4.3	x	$75.9	$64.5	$55.5
2010 FCF	$9.9	4.0%	4.9		87.6	73.3	62.3
		5.0%	5.7		103.2	84.6

Enterprise Value		3.0%			$66.2	$54.4	$45.1
		4.0%			77.9	63.2	51.9
		5.0%			93.4	74.5	60.4

Less: Net Debt as of 12/31/05					(45.6)	(45.6)	(45.6)
Plus: Option Proceeds					4.6	4.6	4.6

Equity Value		3.0%			$25.1	$13.4	$4.1
		4.0%			36.8	22.2	10.9
		5.0%			52.4	33.4	19.3
Diluted Shares Outstanding					7.3	7.3	7.3

Price Per Share		3.0%			$3.46	$1.85	$0.57
		4.0%			5.07	3.05	1.50
		5.0%			7.22	4.61	2.66

Note: 2006-2008 projections developed by TCAM management prior to second quarter release.

2009-2010 projections per Stephens Inc. Corporate Finance.
(a) Assumes 12.0% discount rate for the terminal value calculation.

Leveraged Buyout Analysis

Assumptions (a)

Term A Loan / EBITDA	1.5	x
Term B Loan / EBITDA	1.6	x
Term C Loan / EBITDA	0.2
Total Debt / EBITDA	3.3	x

Year 5 Equity IRR	25.0% - 35.0%

Term A Loan Spread to LIBOR	200 bps
Term B Loan Spread to LIBOR	200 bps
Term C Loan Spread to LIBOR	325 bps

Year 5 EBIT Exit Multiple	10.0	x

Results

	Five-Year Equity IRR
	25.0%	30.0%	35.0%
Price per Share	$11.40	$10.48	$9.72

Note: 2006-2008 projections developed by TCAM management prior to second quarter release.

2009-2010 projections per Stephens Inc. Corporate Finance.
(a) Assumes transaction date of 12/31/05.

Premium Analysis – YTD Transactions $50-$500 million

Date Announced	Date Effective	Target Name	Ticker	Acquiror Name	Offer Price	1 Day Premium	1 Week Premium	4 Weeks Premium

10/20/05	—	Captiva Software Corp	CPTV	EMC Corp	$22.25	24.5%	32.1%	28.2%
10/18/05	—	Roanoke Electric Steel Corp	RESC	Steel Dynamics Inc	21.26	13.8%	20.6%	8.0%
10/18/05	—	Lancer Corp	LAN	Hoshizaki America Inc	22.00	10.6%	15.8%	15.8%
10/12/05	—	SunLink Health Systems Inc	SSY	North Atlantic Value LLP	10.25	21.0%	22.8%	20.3%
10/11/05	—	Neoforma Inc	NEOF	Global HealthCare Exchange LLC	10.00	43.7%	31.6%	27.6%
10/11/05	—	Goody’s Family Clothing Inc	GDYS	Investor Group	8.50	0.8%	11.1%	14.2%
10/10/05	—	Micro Therapeutics Inc	MTIX	ev3 Inc	7.90	33.0%	40.8%	31.7%
10/10/05	—	Goody’s Family Clothing Inc	GDYS	Sun Capital Partners Inc	8.00	10.2%	7.0%	10.0%
10/5/05	—	Centra Software Inc	CTRA	Saba Software Inc	2.03	0.5%	7.4%	4.6%
10/4/05	—	Fox & Hound Restaurant Group	TENT	Levine Leichtman Capital	14.00	36.2%	29.5%	22.2%
10/3/05	—	Bindview Development Corp	BVEW	Symantec Corp	4.00	14.3%	14.3%	15.6%
9/30/05	—	Cavalry Bancorp Inc,Murfreesbo	CAVB	Pinnacle Financial Partners,TN	23.89	21.9%	16.6%	20.9%
9/30/05	—	Specialty Laboratories Inc	SP	AmeriPath Inc	13.25	1.6%	6.4%	1.7%
9/27/05	—	Party City Corp	PCTY	AAH Holdings Corp	17.50	42.5%	33.8%	32.6%
9/27/05	—	New Valley Corp	NVAL	Vector Group Ltd	9.01	20.9%	20.1%	22.6%
9/23/05	—	Intermix Media Inc	MIX	FreeMySpace LLC	13.50	13.4%	13.5%	13.7%
9/19/05	—	Peregrine Systems Inc	PRGN	Hewlett-Packard Co	26.08	36.5%	35.1%	33.1%
9/19/05	—	Integrity Financial Corp,NC	IFCB	FNB Corp,Asheboro,NC	23.52	17.6%	17.6%	13.9%
9/13/05	—	Image Entertainment Inc	DISK	Lions Gate Entertainment Corp	4.39	49.3%	62.6%	45.9%
9/12/05	—	NorthStar Financial Corp,WA	NHST	Frontier Finl Corp,Everett,WA	52.60	63.4%	59.4%	59.4%
9/12/05	—	WFS Financial Inc	WFSI	Wachovia Corp,Charlotte,NC	73.86	13.8%	11.5%	28.2%
9/12/05	—	AmNet Mortgage,San Diego,CA	INV	Wachovia Corp,Charlotte,NC	10.30	9.7%	2.9%	3.5%
9/9/05	—	PalmSource Inc	PSRC	Access Co Ltd	18.50	83.4%	72.9%	140.9%
9/9/05	—	Hector Communications Corp	HCT	Opportunity Partners LP	26.50	0.0%	1.4%	2.9%
9/6/05	—	Nittany Financial Corp,PA	NTNY	National Penn Bancshares,PA	42.43	21.2%	23.9%	28.6%
8/31/05	—	Haggar Corp	HGGR	Investor Group	29.00	27.8%	28.4%	32.9%
8/30/05	—	IWO Holdings Inc	IWHD	Sprint Nextel Corp	42.50	18.9%	8.8%	8.3%
8/29/05	—	Action Performance Cos Inc	ATN	Motorsports Authentics Inc	13.00	5.9%	16.1%	27.5%
8/22/05	—	Plumtree Software Inc	PLUM	BEA Systems Inc	5.50	17.8%	27.9%	48.3%
8/18/05	—	Brooktrout Inc	BRKT	EAS Group Inc	13.05	38.1%	39.3%	16.2%
8/18/05	—	CyberGuard Corp	CGFW	Secure Computing Corp	8.82	12.2%	13.1%	24.2%
8/18/05	—	Parlex Corp	PRLX	Johnson Electric Holdings Ltd	6.75	4.7%	9.8%	12.9%
8/10/05	9/30/05	Fastclick Inc	FSTC	Valueclick Inc	10.28	16.3%	10.6%	18.9%
8/9/05	—	Register.com Inc	RCOM	Vector Capital	7.81	7.6%	9.2%	24.0%
8/3/05	—	E-Loan Inc	EELN	Popular Inc,Hato Rey,PR	4.25	37.5%	35.8%	22.5%
8/3/05	—	Chart Industries Inc	CIDI	First Reserve Corp	65.74	10.5%	14.3%	19.5%

Source: Thomson One Banker.

Date Announced	Date Effective	Target Name	Ticker	Acquiror Name	Offer Price	1 Day Premium	1 Week Premium	4 Weeks Premium

8/3/05	9/29/05	Epiphany Inc	EPNY	SSA Global Technologies Inc	4.20	7.7%	11.1%	21.4%
8/1/05	—	Long Island Financial Corp,NY	LICB	New York Community Bancorp,NY	42.60	25.2%	26.8%	34.8%
7/29/05	—	PRG Schultz Intl Inc	PRGX	Cannell Capital Management	3.43	18.7%	21.6%	21.6%
7/27/05	—	First Natl Bancshares Inc,FL	FBMT	Whitney Holding Corp,LO	34.64	31.8%	41.4%	32.0%
7/26/05	—	National Vision Inc	NVI	Berkshire Partners LLC	7.25	42.2%	43.6%	45.0%
7/26/05	—	Columbia Bancorp,Columbia,MD	CBMD	Fulton Finl Corp,Lancaster,PA	42.85	16.9%	17.3%	15.9%
7/25/05	—	BioSource International Inc	BIOI	Invitrogen Corp	12.50	10.3%	10.8%	18.6%
7/20/05	—	Guilford Pharmaceuticals Inc	GLFD	MGI PHARMA Inc	3.75	59.6%	66.7%	42.6%
7/11/05	—	Helix Technology Corp	HELX	Brooks Automation Inc	17.31	24.6%	32.7%	27.6%
7/8/05	—	Cruzan International Inc	RUM	Absolut Spirits Co Inc	28.37	12.5%	9.1%	8.7%
7/7/05	—	Paradyne Networks Inc	PDYN	Zhone Technologies Inc	3.58	101.0%	97.6%	90.3%
7/1/05	7/14/05	Tipperary Corp	TPY	Santos Ltd	7.41	18.2%	15.5%	35.6%
6/30/05	—	EFC Bancorp Inc,Elgin,Illinois	EFC	MAF Bancorp,Clarendon Hills,IL	35.16	18.4%	19.6%	29.7%
6/29/05	—	1st State Bancorp Inc,NC	FSBC	Capital Bank Corp,Raleigh,NC	37.15	6.6%	4.5%	23.8%
6/27/05	—	SeeBeyond Technology Corp	SBYN	Sun Microsys Inc	4.25	34.1%	33.7%	39.3%
6/20/05	—	Genaissance Pharmaceuticals	GNSC	Clinical Data Inc	1.31	44.3%	45.9%	45.9%
6/14/05	—	CNB Bancorp,Gloversville,NY	CNBI	NBT Bancorp Inc,Norwich,NY	38.69	44.6%	38.2%	51.4%
6/9/05	7/29/05	Niku Corp	NIKU	Computer Assoc Intl Inc	21.00	27.3%	33.3%	75.0%
6/8/05	—	Boston Acoustics Inc	BOSA	D&M Holdings Inc	17.50	7.7%	17.0%	20.7%
6/2/05	—	Cruzan International Inc	RUM	V & S Vin & Sprit AB	28.37	102.8%	103.5%	101.9%
6/1/05	—	Saucony Inc	SCNYA	Stride Rite Corp	23.00	14.8%	16.8%	17.5%
5/20/05	—	Imperial Sugar Co	IPSU	Schultze Asset Management LLC	17.00	31.5%	38.8%	23.0%
5/10/05	7/14/05	Oshkosh B Gosh Inc	GOSHA	Carters Inc	26.00	-11.5%	4.9%	-17.6%
5/9/05	—	Nuance Communications Inc	NUAN	ScanSoft Inc	5.63	84.6%	97.5%	114.1%
5/6/05	—	Juno Lighting Inc	JUNO	Abrams Capital LLC	40.00	19.4%	11.1%	6.9%
4/29/05	—	Corixa Corp	CRXA	GlaxoSmithKline PLC	4.40	47.7%	48.7%	51.7%
4/28/05	—	First American Bank,CA	FTAB	First Community Bancorp Inc,CA	24.95	24.8%	30.0%	21.7%
4/26/05	—	William Lyon Homes	WLS	General William Lyon	82.00	10.2%	9.9%	7.7%
4/19/05	6/27/05	Orphan Medical Inc	ORPH	Jazz Pharmaceuticals Inc	10.75	25.7%	23.3%	14.9%
4/15/05	—	Brookstone Inc	BKST	OSIM Brookstone Holdings LP	20.50	28.2%	21.8%	40.8%
4/14/05	—	Rubicon Medical Corp	RMDC	Boston Scientific Corp	1.50	-.7%	0.7%	26.1%
4/12/05	—	Noland Co	NOLD	Primus Inc	74.00	52.3%	60.4%	49.0%
4/7/05	6/8/05	Concord Communications Inc	CCRD	Computer Assoc Intl Inc	17.00	71.0%	68.0%	73.3%
4/4/05	5/20/05	Maxcor Financial Group Inc	MAXF	BGC Partners LP	14.00	46.4%	56.1%	57.0%
3/28/05	5/6/05	Digital Impact Inc	DIGI	Acxiom Corp	3.50	52.8%	75.9%	75.0%
3/21/05	—	State Finl Svcs Corp,WI	SFSW	Associated Banc,Green Bay,WI	38.22	26.6%	23.3%	27.7%
3/17/05	7/1/05	Horizon PCS Inc	HZPS	IPCS Inc	23.58	-5.7%	-5.7%	-1.8%

Source: Thomson One Banker.

Date Announced	Date Effective	Target Name	Ticker	Acquiror Name	Offer Price	1 Day Premium	1 Week Premium	4 Weeks Premium

3/15/05	—	Medicore Inc	MDKI	Dialysis Corp of America	19.54	110.7%	115.9%	127.7%
3/9/05	7/1/05	Thomas Industries Inc	TII	Gardner Denver Inc	40.00	0.2%	1.5%	2.7%
3/7/05	—	Summit Financial Corp,SC	SUMM	First Citizens Bancorp Inc,SC	22.00	-5.6%	-2.0%	0.2%
3/4/05	6/3/05	Closure Medical Corp	CLSR	Johnson & Johnson Inc	27.00	20.5%	22.7%	33.1%
2/28/05	8/3/05	NCRIC Group Inc	NCRI	ProAssurance Corp	10.10	-7.7%	-8.7%	-12.2%
2/28/05	—	Quinton Cardiology Systems Inc	QUIN	Cardiac Science Inc	14.59	46.8%	41.6%	51.8%
2/28/05	8/1/05	First Bancshares Inc,CA	FSLO	Pacific Capital Bancorp,CA	48.00	50.5%	45.5%	39.1%
2/22/05	5/25/05	Insurance Auto Auctions Inc	IAAI	Kelso & Co	28.25	24.5%	24.4%	29.5%
2/15/05	3/21/05	Tickets.com Inc	TIXX	MLB Advanced Media LP	1.10	32.5%	29.4%	46.7%
2/15/05	4/8/05	AMX Corp	AMXC	Duchossois Industries Inc	22.50	5.4%	21.6%	35.4%
2/8/05	—	August Technology Corp	AUGT	KLA-Tencor Corp	11.50	11.2%	18.0%	42.7%
1/27/05	4/19/05	MAPICS Inc	MAPX	Infor Global Solutions	12.75	9.7%	14.3%	24.0%
1/27/05	4/21/05	Genencor International Inc	GCOR	Danisco A/S	19.25	23.9%	22.4%	15.8%
1/25/05	3/16/05	Corio Inc	CRIO	IBM Corp	2.82	37.6%	34.3%	51.6%
1/25/05	—	AlphaSmart Inc	ALSM	Renaissance Learning Inc	3.75	27.1%	26.3%	26.3%
1/21/05	—	August Technology Corp	AUGT	Nanometrics Inc	8.39	-8.4%	-8.2%	-18.7%
1/20/05	3/3/05	Falcon Financial Investment	FLCN	iStar Financial Inc	7.50	11.1%	13.6%	10.1%
1/20/05	—	Chester Valley Bancorp,PA	CVAL	Willow Grove Bancorp Inc,PA	27.90	28.2%	26.8%	29.8%
1/18/05	6/1/05	Computer Network Technology	CMNT	McDATA Corp	5.53	-16.5%	-4.7%	-16.3%
1/18/05	4/4/05	Impac Medical Systems Inc	IMPC	Elekta AB	24.00	32.4%	32.4%	32.4%
1/18/05	—	FFLC Bancorp,Leesburg,FL	FFLC	Colonial BancGroup Inc,AL	42.00	19.9%	19.8%	20.3%
1/17/05	5/25/05	Penn Engr & Mnfr Corp	PNN	PEM Holding Co	18.25	22.7%	21.7%	17.0%
1/12/05	4/7/05	Verisity Ltd	VRST	Cadence Design Systems Inc	12.00	60.2%	57.1%	45.5%
1/11/05	7/1/05	SVB Financial Services Inc,NJ	SVBF	Fulton Finl Corp,Lancaster,PA	21.27	-3.3%	4.5%	3.6%
1/7/05	4/1/05	Vastera Inc	VAST	JPMorgan Chase Bank	3.00	50.0%	14.1%	28.2%
1/7/05	4/27/05	Polaroid Holding Co	POHC	Petters Group Worldwide	12.08	13.4%	14.4%	16.7%
1/4/05	2/7/05	Total Logistics Inc	TLCX	SuperValu Inc	28.50	7.7%	5.8%	3.6%

					Mean	26.1%	27.1%	29.9%
					Median	21.0%	21.7%	24.2%

Source: Thomson One Banker.